Exhibit 10.1

UTSTARCOM, INC.

FOURTH AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

This FOURTH AMENDMENT (this “Amendment”) to the Common Stock Purchase Agreement dated as of February 1, 2010, as amended on April 30, 2010, June 4, 2010 and July 7, 2010 (the “Agreement”), by and between UTStarcom, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Beijing E-Town International Investment and Development Co., Ltd., a company incorporated under the laws of the People’s Republic of China (the “Purchaser”), is made and entered into as of September 7, 2010.  Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, Section 2.1 of the Agreement provides that the Purchaser agrees to purchase 11,363,636 shares of common stock of the Company at a purchase price of US$2.20 per share.

WHEREAS, the Company and the Purchaser desire to amend the Agreement to reduce the purchase price to US$2.027 per share and adjust the number of Purchase Shares accordingly.

WHEREAS, Section 6.8 of the Agreement provides that any provision of the Agreement may be amended, modified or terminated only upon the written consent of the Company and the Purchaser.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company hereby agree as follows:

1.     Amendment.  Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

Purchase and Sale.  At the Closing, the Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agree to purchase, for a purchase price of US$2.027 per share, 11,363,636 shares of Common Stock (the “Purchase Shares”) for an aggregate purchase price of US$$23,033,597.

2.     Continuing Agreement.  Except as specifically amended by this Amendment, all of the terms of the Agreement shall remain and continue in full force and effect.

3.     Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  A facsimile, portable document file (PDF) or other reproduction of this Amendment may be executed by one or more parties and delivered by such party by facsimile, electronic mail or any similar electronic transmission pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.

4.     Governing Law.  This Amendment shall be governed by and construed in accordance with the internal and substantive laws of the State of California and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

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IN WITNESS WHEREOF, the Purchaser and the Company have caused their duly authorized representatives to execute this Amendment as of the date first written above.

COMPANY:

UTSTARCOM, INC.

By:	/s/ Peter Blackmore
Name:	Peter Blackmore
Title:	Chief Executive Officer

Signature Page to Fourth Amendment to Common Stock Purchase Agreement

IN WITNESS WHEREOF, the Purchaser and the Company have caused their duly authorized representatives to execute this Amendment as of the date first written above.

PURCHASER:

BEIJING E-TOWN INTERNATIONAL INVESTMENT AND DEVELOPMENT CO., LTD.

By:	/s/ Xiaoping Li
Name:	Xiaoping Li
Title:	Executive Deputy General Manager

Signature Page to Fourth Amendment to Common Stock Purchase Agreement